Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of May 31, 2003.

(2)	Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

(3)	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended August 31, 2002.

(4)	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine-Month Period Ended May 31, 2003.

(5)	Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations.

PORTOLA PACKAGING, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated financial statements have been prepared to give the effect to the acquisition by Portola Packaging, Inc. (“Portola”) of all of the outstanding stock of Tech Industries, Inc., and its acquisition of Tech Industries U.K. Ltd. and partnership interests of 84 Fairmount Street Ltd. Partnership and Fairmount Realty Associates, affiliated entities, prior to Portola’s acquisition of Tech Industries, Inc. Tech Industries, Inc. and such affiliated entities are referred to collectively as “Tech”. These pro forma financial statements do not purport to be indicative of the consolidated financial position or results of operations for future periods or the results that actually would have been realized had Portola and Tech been a consolidated company during the specified periods.

     The acquisition of Tech was accounted for using the purchase method of accounting pursuant to which the purchase price at closing was allocated to the tangible and intangible assets based on their estimated fair values. The purchase allocations were made based upon preliminary valuations and other studies, which have not yet been finalized. The actual allocation of purchase price may differ significantly from the pro forma amounts included herein.

     The unaudited pro forma condensed consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the historical consolidated financial statements and the notes thereto of Portola which were previously reported in Portola’s Annual Report on Form 10-K for the year ended August 31, 2002 and the Quarterly Report on Form 10-Q/A for the quarter ended May 31, 2003, and the historical financial statements of Tech for the year ended December 29, 2002 included elsewhere in this Form 8-K/A.

     The unaudited pro forma condensed consolidated balance sheet was prepared as if the acquisition had occurred on May 31, 2003, combining both Portola’s and Tech’s financial position as of May 31, 2003. The unaudited pro forma condensed consolidated statements of operations for the year ended August 31, 2002 and the nine-month period ended May 31, 2003 were prepared as if the acquisition had occurred on September 1, 2001. To prepare the unaudited pro forma condensed consolidated statements of operations for the year ended August 31, 2002, Portola’s statement of operations for the year ended August 31, 2002 has been combined with Tech’s unaudited statement of operations for the twelve months ended August 31, 2002, which are not included in this Form 8-K/A. To prepare the unaudited pro forma condensed consolidated statement of operations for the nine-month period ended May 31, 2003, Portola’s statement of operations for the nine-month period ended May 31, 2003 was combined with Tech’s unaudited statement of operations for the nine-month period ended May 31, 2003.

     Portola’s financial position as of May 31, 2003 and Portola’s results of operations for the nine-month period ended May 31, 2003, included in the following unaudited pro forma condensed consolidated financial statements, have been restated from amounts previously reported in Portola’s Form 10-Q for the quarter ended May 31, 2003 filed on June 30, 2003. The restatement related to recording foreign currency gains and losses in the quarters to which they relate, rather than the fourth quarter of fiscal year 2003. These adjustments aggregated $(518,000) on a pre-tax basis and $(314,000) on an after-tax basis for the nine-month period ended May 31, 2003. The Company plans to file shortly the Form 10-Q/A for the quarter ended May 31, 2003 to reflect the restatement.

PORTOLA PACKAGING, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

May 31, 2003
(in thousands)

			Pro Forma			Portola
	Portola	Tech	Adjustments			Pro Forma

Current assets:

Cash and cash equivalents	$5,156	$5,637	$(1,196)	(2)		$9,597

Accounts receivable, net	25,184	4,191	—			29,375

Inventories	12,455	3,390	387	(8)		16,232

Other current assets	4,239	240	—			4,479

Deferred income taxes	700	—	—			700

Total current assets	47,734	13,458	(809)			60,383

Property, plant and equipment, net	68,074	5,617	6,852	(8)		80,543

Property held for sale	—	821	(821)	(2)		—

Other intangible assets	—	—	3,374	(5	)(6)(7)	3,374

Trademark and tradename	—	—	5,000	(4)		5,000

Goodwill, net	10,722	—	7,500	(9)		18,222

Debt financing costs, net	1,808	—	—			1,808

Patents, net	2,695	—	—			2,695

Other assets, net	3,697	58	—			3,755

Total assets	$134,730	$19,954	$21,096			$175,780

Current liabilities:

Current portion of long-term debt	$424	$—	$—			$424

Accounts payable	14,157	1,075	—			15,232

Accrued liabilities	10,146	1,353	2,959	(10	)(11)(12)	14,458

Accrued compensation	3,335	—	—			3,335

Accrued interest	1,972	—	—			1,972

Total current liabilities	30,034	2,428	2,959			35,421

Long-term debt, less current portion	120,104	—	35,663	(1)		155,767

Redeemable warrants to purchase Class A Common Stock	10,255	—	—			10,255

Other long term obligations	465	—	—			465

Total liabilities	160,858	2,428	38,622			201,908

Minority interest	47	406	(406)	(2)		47

Total common stock and other shareholders’ (deficit) equity	(26,175)	17,120	(17,120)	(3)		(26,175)

Total liabilities and shareholders’ (deficit) equity	$134,730	$19,954	$21,096			$175,780

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PORTOLA PACKAGING, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED BALANCE SHEET

May 31, 2003
(in thousands)

The unaudited pro forma condensed consolidated balance sheet gives effect to the following unaudited pro forma adjustments:

1.	The acquisition was accounted for using the purchase method of accounting. Under purchase accounting, the total purchase price was allocated to all of the tangible and intangible assets and related liabilities of the Tech business based upon their respective fair values as of the closing date. The allocation is based on preliminary valuations and other studies, which are not yet finalized. The actual allocation of purchase price may differ significantly from the pro forma amounts included herein. The estimated purchase price and pro forma adjustments to the historical book value of the Tech business are as follows:

The following represents the preliminary allocation of purchase price (in thousands):

Purchase Price:

Cash paid	$35,073

Working capital adjustment paid at closing	590

Final working capital adjustment	231

Estimated acquisition costs	595

Estimated financing costs	1,105

	37,594	(A	)

Plus: Assumption of Tech’s liabilities	2,834

Total purchase price	$40,428

(A)	On September 19, 2003, Portola entered into a consent and first amendment to the amended and restated senior secured credit facility, increasing the credit facility to $54.0 million in connection with Portola’s purchase of Tech, subject to borrowing base and covenants similar to those in the amended and restated senior secured credit facility existing at August 31, 2003. Portola paid approximately $35.7 million in cash to Tech upon closing on September 19, 2003, which included a working capital adjustment payment of $0.6 million. In November 2003, the Company paid an additional $0.2 million as part of the final working capital adjustment.

Preliminary Allocation of Purchase Price:

Existing net book value of assets acquired	$17,120	(3)

Plus: Liabilities assumed	2,834

Plus: Intangible asset – trademark and trade name	5,000	(4)

Plus: Intangible asset – website	400	(5)

Plus: Intangible asset – customer relationships	2,600	(6)

Plus: Intangible asset – non-compete agreement	374	(7)

Total intangible assets	8,374

Plus: Increase in book value of property, plant and equipment	6,852	(8)

Plus: Increase in inventory value	387	(8)

Less: Tax liability	(1,028)	(10)

Less: Net assets of Tech Ireland distributed	(1,611)	(2)
Goodwill	7,500	(9)

Total purchase price	$40,428

(2)	Adjustment to eliminate $0.8 million in property held for sale, $1.2 million in cash and $0.4 million in minority interest liability related Tech Industries Ireland Ltd., (“Tech Ireland”) due to distribution of ownership in Tech Ireland to the shareholders of Tech prior to the purchase of Tech by Portola.

(3)	Adjustment to eliminate equity of Tech.

(4)	Adjustment to record trademark and trade name with an indefinite life.

(5)	Adjustment to record website to be amortized over a 5 year estimated useful life.

(6)	Adjustment to record customer relationships to be amortized over a 20 year estimated useful life.
(7)	Adjustment to record non-compete agreement to be amortized over a 5 year estimated useful life.

(8)	Adjustment to record increase in book value of property, plant and equipment and inventories to estimated fair market value.

(9)	Adjustment to record excess purchase price over identifiable tangible and intangible assets.

(10)	Adjustment to record estimated tax liability of $1.0 million guaranteed by Portola in connection with the purchase of Tech.

(11)	Adjustment to record liability for final working capital adjustment of $0.2 million paid in November 2003.
(12)	Adjustment to record the estimated liability for acquisition and financing costs.

PORTOLA PACKAGING, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS

For the Year Ended August 31, 2002
(in thousands)

			Pro Forma			Portola
	Portola	Tech	Adjustments			Pro Forma

Sales	$210,757	$32,204	$—			$242,961

Cost of sales	157,133	25,029	981	(4)		183,143

Gross profit	53,624	7,175	(981)			59,818

Selling, general and administrative	30,844	4,043	50	(6)		34,937

Research and development	3,069	245	—			3,314

Amortization of intangibles	1,551	—	285	(1)		1,836

	35,464	4,288	335			40,087

Income (loss) from operations	18,160	2,887	(1,316)			19,731

Other (income) expense:

Interest income	(1,083)	(65)	—			(1,148)

Interest expense	14,007	—	1,657	(2	)(3)	15,664

Minority interest	113	—	—			113

Equity income of unconsolidated affiliates, net	(815)	—	—			(815)

Gain from sale of property, plant and equipment and securities	(20)	—	—			(20)

Income on recovery of note receivable	(1,103)	—	—			(1,103)

Other (income) expense, net	246	65				311

	11,345	—	1,657			13,002

Income (loss) before income taxes	6,815	2,887	(2,973)			6,729

Income tax provision (benefit)	2,242	—	(34)	(5)		2,208

Net income (loss)	$4,573	$2,887	$(2,939)			$4,521

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PORTOLA PACKAGING, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS

For the Nine-Month Period Ended May 31, 2003
(in thousands)

			Pro Forma			Portola
	Portola	Tech	Adjustments			Pro Forma

Sales	$156,813	$26,384	$—			$183,197

Cost of sales	123,804	19,914	736	(4)		144,454

Gross profit	33,009	6,470	(736)			38,743

Selling, general and administrative	21,780	2,997	68	(6)		24,845

Research and development	3,702	167	—			3,869

Amortization of intangibles	663	—	214	(1)		877

Restructuring costs	405	—	—			405

	26,550	3,164	282			29,996

Income (loss) from operations	6,459	3,306	(1,018)			8,747

Other (income) expense:

Interest income	(146)	(65)	—			(211)

Interest expense	9,973	—	1,243	(2	)(3)	11,216

Commission income	—	(121)	—			(121)

Loss (gain) from sale of property, plant and equipment and securities	32	(632)	632	(6)		32

Other (income) expense, net	(827)	137	(137)	(6)		(827)

	9,032	(681)	1,738			10,089

(Loss) income before income taxes	(2,573)	3,987	(2,756)			(1,342)

Income tax (benefit) provision	(137)	—	492	(5)		355

Net (loss) income	$(2,436)	$3,987	$(3,248)			$(1,697)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PORTOLA PACKAGING, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended August 31, 2002 and
Nine-Month Period Ended May 31, 2003
(in thousands)

The unaudited pro forma condensed consolidated statements of operations give effect to the following unaudited pro forma adjustments:

1.	Adjustment to reflect amortization of identifiable intangible assets as follows:

	Amortization
	Period in Years	Amount	Amortization

			12 Months	9 Months

Customer relationships	20	$2,600	$130	$98

Website	5	400	80	60

Covenant not-to-compete	5	374	75	56

		$3,374	$285	$214

2.	Adjustment to reflect amortization of debt financing costs as follows:

	Amortization
	Period in Years	Amount	Amortization

			12 Months	9 Months

Debt financing costs	3	$1,105	$368	$276

3.	Adjustment to reflect interest expense on borrowings under Portola’s credit facility to finance purchase of Tech at the beginning of reported period, calculated 80% of balance times Libor plus 2.75% and 20% of balance times prime plus 1.50%. This interest expense was offset by estimated interest expense booked on actual revolver balance, calculated 80% of revolver balance times Libor plus 2.25% and 20% of balance times prime plus 1.0%.

4.	Adjustment to reflect depreciation expense of $981,000 and $736,000 for the year ended August 31, 2002 and for the nine months ended May 31, 2003, respectively, on the increase of the net book value of property, plant and equipment.

5.	Adjustment to reflect current tax provision for the twelve month and nine month periods for Tech using a 40% effective tax rate due to Tech terminating its “S” corporation status at the time of purchase by Portola and being included in Portola’s consolidated federal and state corporate income tax returns.

6.	Adjustment to eliminate revenues and expenses of Tech Industries Ireland Ltd. (“Tech Ireland”) due to distribution of Tech Ireland to the shareholders of Tech prior to the purchase of Tech as summarized below:

	12 Months	9 Months

Selling, general and administrative expenses	$50	$68

Gain on sale of assets	—	632

Other expense, net	—	(137)